News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES THIRD QUARTER 2017 RESULTS

WESTPORT, CT, October 31, 2017 -- Terex Corporation (NYSE: TEX) today announced third quarter 2017 income from continuing operations of $56.6 million, or $0.63 per share, on net sales of $1.1 billion. In the third quarter of 2016, the reported income from continuing operations was $33.3 million, or $0.31 per share, on net sales of $1.1 billion. Income from continuing operations, as adjusted, for the third quarter of 2017 was $45.0 million, or $0.50 per share. This compares to income from continuing operations, as adjusted, of $19.0 million or $0.17 per share in the third quarter of 2016. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

“Our third quarter financial results demonstrate the accelerating momentum across Terex,” said John L. Garrison, Terex President and CEO.   “All three segments increased sales, improved operating margin and grew backlog.  Aerial Work Platforms (AWP) grew in North America and Europe, and expanded its operating margin.  Cranes continued to be profitable in the third quarter, realizing benefits from its restructuring program.  Materials Processing (MP) continued its excellent performance, growing sales and operating margin for the fourth consecutive quarter.”

“Having completed the first element of our strategy - focusing the portfolio on our three core segments, our strategy deployment efforts are concentrated on simplifying the Company and implementing our Execute to Win business system,” added Mr. Garrison.  “Footprint consolidation progress in the quarter included completing the sale of manufacturing locations in Jinan, China and Bierbach, Germany.   A fundamental component of Execute to Win is improving our commercial capabilities.  In addition to enhancing our performance management tools and increasing process discipline in sales pipeline and account management we made key additions to our commercial leadership team.”

“We continue to follow our disciplined capital allocation strategy. We monetized our remaining holdings of Konecranes shares for proceeds of $221 million, bringing the total consideration received by Terex for the disposition of MHPS to approximately $1.6 billion. This demonstrates the significant value to Terex shareholders that was created by the sale of our MHPS segment. In addition, we repurchased 6.4 million Terex shares for $254 million in the third quarter, bringing the total to 22.3 million shares repurchased for $770 million for the first nine months of the year.”

Mr. Garrison concluded, “Considering our year to date results, our current view of market dynamics, operational expectations for the fourth quarter, and our capital market actions, we are increasing our full year adjusted EPS guidance to $1.20 to $1.30.”

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.  Terex now calculates its quarterly adjusted effective tax rate by multiplying the adjusted forecast full year effective tax rate by the adjusted pre-tax income. Terex believes this more closely aligns with how its investors analyze quarterly results.  2016 results have been adjusted using the same approach.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty some elements that are included in reported GAAP results, such as the impact from periodic adjustments to fair value in our ownership interest in Konecranes, the impact of the release of tax valuation allowances and future restructuring charges.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, November 1, 2017 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” from the home page and click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Net sales	$1,111.2	$1,056.4	$3,299.8	$3,468.4
Cost of goods sold	(892.2)	(872.5)	(2,687.8)	(2,860.7)
Gross profit	219.0	183.9	612.0	607.7
Selling, general and administrative expenses	(154.8)	(144.3)	(478.2)	(483.4)
Income (loss) from operations	64.2	39.6	133.8	124.3
Other income (expense)
Interest income	1.9	1.0	5.2	3.3
Interest expense	(15.5)	(25.4)	(52.0)	(75.6)
Loss on early extinguishment of debt	(0.7)	—	(52.6)	(0.4)
Other income (expense) – net	6.8	(1.3)	52.2	(13.3)
Income (loss) from continuing operations before income taxes	56.7	13.9	86.6	38.3
(Provision for) benefit from income taxes	(0.1)	19.3	5.1	82.5
Income (loss) from continuing operations	56.6	33.2	91.7	120.8
Income (loss) from discontinued operations – net of tax	—	64.1	—	(33.4)
Gain (loss) on disposition of discontinued operations- net of tax	2.6	—	63.7	3.5
Net income (loss)	59.2	97.3	155.4	90.9
Net (income) loss from Continuing Operations attributable to non-controlling interest	—	0.1	—	0.1
Net (income) loss from Discontinuing Operations attributable to non-controlling interest	—	(0.6)	—	0.1
Net income (loss) attributable to Terex Corporation	$59.2	$96.8	$155.4	$91.1
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$56.6	$33.3	$91.7	$120.9
Income (loss) from discontinued operations – net of tax	—	63.5	—	(33.3)
Gain (loss) on disposition of discontinued operations – net of tax	2.6	—	63.7	3.5
Net income (loss) attributable to Terex Corporation	$59.2	$96.8	$155.4	$91.1
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.64	$0.31	$0.96	$1.12
Income (loss) from discontinued operations – net of tax	—	0.59	—	(0.31)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	—	0.66	0.03
Net income (loss) attributable to Terex Corporation	$0.67	$0.90	$1.62	$0.84
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.63	$0.31	$0.93	$1.10
Income (loss) from discontinued operations – net of tax	—	0.58	—	(0.30)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	—	0.65	0.03
Net income (loss) attributable to Terex Corporation	$0.66	$0.89	$1.58	$0.83
Weighted average number of shares outstanding in per share calculation
Basic	88.0	107.6	96.2	108.5
Diluted	90.0	108.6	98.1	109.3

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	September 30, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$592.7	$428.5
Other current assets	1,858.7	1,539.1
Current assets held for sale	5.7	732.9
Total current assets	2,457.1	2,700.5
Non-current assets
Property, plant and equipment – net	300.8	304.6
Other non-current assets	844.8	830.4
Non-current assets held for sale	—	1,171.3
Total non-current assets	1,145.6	2,306.3
Total assets	$3,602.7	$5,006.8

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$4.9	$13.8
Other current liabilities	1,006.5	939.4
Current liabilities held for sale	2.2	453.8
Total current liabilities	1,013.6	1,407.0
Non-current liabilities
Long-term debt, less current portion	980.0	1,562.0
Other non-current liabilities	228.0	204.5
Non-current liabilities held for sale	0.8	312.1
Total non-current liabilities	1,208.8	2,078.6
Total liabilities	2,222.4	3,485.6

Total stockholders’ equity	1,380.3	1,521.2
Total liabilities and stockholders’ equity	$3,602.7	$5,006.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended September 30,

	2017	2016
Operating Activities
Net income (loss)	$155.4	$90.9
Depreciation and amortization	48.7	77.4
Changes in operating assets and liabilities and non-cash charges	(260.3)	(68.0)
Net cash provided by (used in) operating activities	(56.2)	100.3
Investing Activities
Capital expenditures	(27.2)	(64.2)
Other investing activities, net	1,577.0	61.5
Net cash provided by (used in) investing activities	1,549.8	(2.7)
Financing Activities
Net cash provided by (used in) financing activities	(1,434.1)	(226.8)
Effect of exchange rate changes on cash and cash equivalents	34.3	6.4
Net increase (decrease) in cash and cash equivalents	93.8	(122.8)
Cash and cash equivalents at beginning of period	501.9	466.5
Cash and cash equivalents at end of period	$595.7	$343.7

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q3				Year to Date
	2017		2016		2017		2016
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,111.2		$1,056.4		$3,299.8		$3,468.4
Income (loss) from operations	$64.2	5.8%	$39.6	3.7%	$133.8	4.1%	$124.3	3.6%

AWP
Net sales	$556.7		$484.4		$1,622.1		$1,598.8
Income from operations	$57.5	10.3%	$48.6	10.0%	$140.0	8.6%	$159.2	10.0%

Cranes
Net sales	$301.9		$282.8		$869.6		$947.5
Loss from operations	$(1.3)	(0.4)%	$(12.1)	(4.3)%	$(19.6)	(2.3)%	$(41.5)	(4.4)%

MP
Net sales	$259.9		$228.2		$789.5		$708.2
Income from operations	$28.4	10.9%	$19.5	8.5%	$89.3	11.3%	$63.9	9.0%

Corp and Other / Eliminations
Net sales	$(7.3)		$61.0		$18.6		$213.9
Loss from operations	$(20.4)	279.5%	$(16.4)	(26.9)%	$(75.9)	(408.1)%	$(57.3)	(26.8)%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended September 30, 2017, unless otherwise indicated.

2017 Outlook: The Company’s 2017 outlook for earnings per share and 2017 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, impact from periodic adjustments to fair value in ownership interest in Konecranes, deal related costs, the impact of the release of tax valuation allowances, and gains and losses on divestitures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2017 GAAP financial results.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q3 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$56.7	(0.1)	56.6	$0.63
Restructuring & Related	(0.8)	(0.3)	(1.1)	(0.01)
Deal Related	(3.2)	(2.1)	(5.3)	(0.06)
Transformation	9.1	(1.9)	7.2	0.08
Extinguishment of Debt	0.7	(0.2)	0.5	0.01
Tax & Interim Period (3)	—	(12.9)	(12.9)	(0.15)
As Adjusted (Non-GAAP)	$62.5	(17.5)	45.0	$0.50

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 90.0 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$86.6	5.1	91.7	$0.93
Restructuring & Related	(4.4)	(0.8)	(5.2)	(0.05)
Deal Related	(28.1)	(11.1)	(39.2)	(0.40)
Transformation	35.4	(7.6)	27.8	0.28
Extinguishment of Debt	53.1	(19.0)	34.1	0.35
Asset Impairment	(1.6)	0.6	(1.0)	(0.01)
Tax & Interim Period (3)	—	(8.1)	(8.1)	(0.08)
As Adjusted (Non-GAAP)	$141.0	(40.9)	100.1	$1.02

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 98.1 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

Q3 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations (2)	Earnings (loss) per share (3)
As Reported (GAAP)	$13.9	19.3	33.3	$0.31
Deal Related	6.2	(0.9)	5.3	0.05
Restructuring & Related	5.8	(1.9)	3.9	0.03
Tax & Interim Period (4)	—	(23.5)	(23.5)	(0.22)
As Adjusted (Non-GAAP)	$25.9	(7.0)	19.0	$0.17

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Excludes $0.1 million net loss attributable to non-controlling interest
(3) Based on diluted weighted average shares outstanding of 108.6 million
(4) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations (2)	Earnings (loss) per share (3)
As Reported (GAAP)	$38.3	82.5	120.9	$1.10
Deal Related	29.5	(6.4)	23.1	0.21
Restructuring & Related	48.0	(14.2)	33.8	0.31
Tax & Interim Period (4)	—	(93.2)	(93.2)	(0.85)
As Adjusted (Non-GAAP)	$115.8	(31.3)	84.6	$0.77

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Excludes $0.1 million net loss attributable to non-controlling interest
(3) Based on diluted weighted average shares outstanding of 109.3 million
(4) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate
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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, http://www.terex.com